Exhibit 77Q1(d)

Sub-Item 77Q1(d): Rule 18f-3 Plan

The response to sub-item 77Q1(d) with respect to Daily Income Fund (the "Company") is incorporated by reference to the Company's Post-Effective Amendment No. 36 as filed with the Securities and Exchange Commission on July 28, 2014 (Accession No. 0001193125-14-281669).